                                                           Exhibit No. EX-99.b.9

                          AMENDED AND RESTATED BY-LAWS
                             AS OF OCTOBER 28, 1999

                                       OF

                             D. L. BABSON BOND TRUST

                                    ARTICLE I

                             FISCAL YEAR AND OFFICES

     Section 1. Fiscal Year.  Unless  otherwise  provided by  resolution  of the
Board of Trustees,  the fiscal year of the trust shall begin on the first day of
July and end on the last day of June.

     Section  2.  Registered  Office.  The  registered  office  of the  trust in
Missouri  shall be C/O JONES & BABSON,  INC.,  2440 Pershing  Road,  Suite G-15,
Kansas City, Missouri 64108.

     Section 3. Other Offices. The trust shall have the power to open additional offices for the conduct of its  business,  either within or outside the State of
Missouri,  at such  places  as the  Board  of  Trustees  may  from  time to time designate.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meeting.  Meetings of the shareholders for the election of  trustees  shall  be held in such  place  as the  Board  of  Trustees  may by resolution establish. In the absence of any specific resolution, annual meetings of shareholders  shall be held at the trust's  principal  office in the State of
Missouri.  Meetings of  shareholders  for any other  purpose may be held at such place  and time as shall be stated in the  notice of the  meeting,  or in a duly executed waiver of notice thereof.

     Section 2. Annual Meetings.  The annual meetings of shareholders,  if held, shall be held at such time during the month of  September as may be fixed by the
Board  of  Trustees  by  resolution  each  year.  At  any  annual  meeting,  the shareholders  shall elect a Board of Trustees and  transact  any other  business which  may  properly  be  brought  before  the  meeting.  No annual  meeting  of shareholders  shall be  required  in any year in which the only  business  to be transacted at such meeting does not require action by shareholders on any one or more of the following:

      (1)   the election of trustees;

      (2)   approval of the investment advisory agreement;

      (3)   ratification of the selection of independent public accountants;

      (4)   approval of a distribution agreement.

     Section 3. Special  Meetings.  At any time in the interval  between  annual meetings, special meetings of the shareholders may be called by the president or by a majority of the Board of Trustees  and shall be called by the  president or secretary  upon  written  request of the holders of shares  entitled to cast not less than ten percent of all the votes entitled to be cast at such meeting.

     Section 4.  Notice.  Not less than ten nor more than ninety days before the date of every annual or special shareholders'  meeting, the secretary shall give to each shareholder  entitled to vote at such meeting written notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     Section 5.  Record  Date for  Meetings.  The Board of  Trustees  may fix in
advance a date not more than ninety days,  nor less than ten days,  prior to the date of any annual or special  meeting of the  shareholders as a record date for the determination of the shareholders entitled to receive notice of, and to vote at any meeting and any adjournment  thereof;  and in such case such shareholders and only such  shareholders  as shall be  shareholders  of record on the date so fixed shall be  entitled to receive  notice of and to vote only such shares held and  outstanding on such record date that continue to be held and outstanding at the time of voting.

     Section 6. Quorum.  At any meeting of shareholders,  the presence in person or by proxy of the holders of a majority of the  aggregate  shares of beneficial interest at the time outstanding  shall constitute a quorum.  If, however,  such quorum shall not be present or represented  at any meeting of the  shareholders, the shareholders  entitled to vote thereat,  present in person or represented by proxy,  shall have the power to adjourn the meeting  from time to time,  without notice other than  announcement at the meeting,  until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented  any business may be transacted  which might have been transacted at the meeting originally notified.

     Section 7. Majority. The vote of the holders of a majority of the shares of beneficial  interest having voting power,  as measured by the applicable  quorum requirements  set forth in Section 6, present in person or represented by proxy, at a meeting duly called and at which a quorum is present,  shall be  sufficient to take or authorize  action upon any matter which may properly  come before the meeting,  unless  otherwise  required by the Investment  Company Act of 1940, as amended.

     Section 8. Voting. Each shareholder shall have one vote for each full share and a fractional  vote for each fractional  share of beneficial  interest having voting power held by such  shareholder  on each matter  submitted to a vote at a meeting of shareholders.  A shareholder may cast his vote in person or by proxy, but no proxy shall be valid after eleven months from its date,  unless otherwise provided in the proxy.  At all  meetings of  shareholders,  unless the voting is conducted by inspectors,  all questions  relating to the qualification of voters and the  validity of proxies and the  acceptance  or rejection of votes shall be decided by the chairman of the meeting.

     Section 9. Inspectors.  At any election of trustees,  the Board of Trustees prior  thereto may,  or, if they have not so acted,  the chairman of the meeting may,  and upon the  request of the  holders of ten  percent  (10%) of the shares entitled to vote at such election shall,  appoint two inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict  impartiality  and according to the best of their ability,  and shall after the election make a certificate of the result of the vote taken.  No  candidate  for the office of trustee  shall be appointed such  inspector.  The  chairman  of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the  holders  of ten  percent  (10%) of the  shares  of  beneficial  interest entitled to vote on such election or matter.

     Section  10.  Shareholder  List.  The  officer  who has charge of the share ledger of the trust shall,  at least ten days before every election of trustees, prepare and make a complete  list of the  shareholders  entitled to vote at said election,  arranged in alphabetical order, showing the address and the number of shares  registered in the name of each  shareholder.  Such list shall be open to the examination of any shareholder, during ordinary business hours, for a period of at least ten days prior to the  election,  either at a place within the city, town or  village  where  the  election  is to be held and which  place  shall be specified in the notice of meeting, or if not specified, at the place where said meeting is to be held,  and the list shall be produced  and kept at the time and place of election  during the whole time thereof,  and subject to the inspection of any shareholder who may be present.

                                   ARTICLE III

                                    TRUSTEES

     Section 1.  General  Powers.  The business of the trust shall be managed by its Board of Trustees,  which may exercise all powers of the trust,  except such as are by  statute,  or the  Agreement  and  Declaration  of Trust,  or by these
By-laws conferred upon or reserved to the shareholders.

     Section 2. Number and Term of Office.  The number of  trustees  which shall constitute the whole Board shall be determined from time to time by the Board of
Trustees,  but shall not be fewer than three.  Each trustee  elected  shall hold office  until his  successor  is elected  and  qualified.  Trustees  need not be shareholders.

     Section  3.  Elections.  The  Trustees  shall all be of one class and shall serve until their respective successors are elected and qualified.

     Section 4. Place of Meeting. Meetings of the Board of Trustees,  regular or special,  may be held at any  place in or out of the  State of  Missouri  as the
Board may from time to time determine.

     Section 5.  Quorum.  At all meetings of the Board of Trustees a majority of the entire Board of Trustees  shall  constitute a quorum for the  transaction of business and the action of a majority of the trustees  present at any meeting at which a quorum is present  shall be the action of the Board of  Trustees  unless the concurrence of a greater  proportion is required for such action by the laws of the State of Missouri,  these  By-laws or the Agreement  and  Declaration  of
Trust or a different  number is required by the Investment  Company Act of 1940, as amended.  If a quorum  shall not be present at any meeting of  trustees,  the trustees present thereat may by a majority vote adjourn the meeting from time to time,  without  notice other than  announcement  at the meeting,  until a quorum shall be present.

     Section 6. First Meeting. The first meeting of each newly constituted Board of Trustees  shall be held as soon as  practicable  after the annual  meeting of shareholders  in each year,  at such time and place as shall be  specified  in a notice given as hereinafter  provided for meetings of the Board of Trustees,  or as shall be specified in a written waiver signed by all of the trustees.

     Section 7. Regular Meetings.  Regular meetings of the Board of Trustees may be held  without  notice at such  time and  place as shall  from time to time be determined by the Board of Trustees.

     Section 8. Special Meetings.  Special meetings of the Board of Trustees may be called by the president on one day's notice to each trustee; special meetings shall be called by the  president or secretary in like manner and on like notice on the written request of two trustees.

     Section 9. Telephonic  Meetings.  Regular or special  meetings,  except for meetings to approve an investment  advisory agreement or a distribution plan, of the  Board  of  Trustees  or any  committee  thereof,  may be held by means of a conference  telephone  or similar  communications  equipment so that all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     Section 10. Informal Actions. Any action,  except approval of an investment advisory agreement, or a distribution plan, required or permitted to be taken at any  meeting of the Board of  Trustees  or any  committee  thereof  may be taken without a meeting,  if written  consent to such  action is signed in one or more counterparts by all members of the Board or of such  committee,  as the case may be, and such  written  consent is filed with the minutes of  proceedings  of the
Board or committee.

     Section 11. Committees. The Board of Trustees may by resolution passed by a majority  of the whole  Board  appoint  from  among  its  members  an  executive committee  and  other  committees  composed  of two or  more  trustees,  and may delegate to such committees,  in the intervals  between meetings of the Board of
Trustees,  any or all of the power of the Board of Trustees in the management of the business and affairs of the trust, except the power to declare dividends, to issue shares of beneficial  interest or to recommend to shareholders  any action requiring  shareholders'  approval.  In  the  absence  of  any  member  of  such committee,  the  members  thereof  present at any  meeting,  whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

     Section 12.  Action of  Committees.  The  committees  shall keep minutes of their  proceedings  and shall  report the same to the Board of  Trustees  at the meeting  next  succeeding,  and any  action by  committees  shall be  subject to revision and  alteration  by the Board of Trustees,  provided  that no rights of third persons shall be affected by any such revision or alteration.

     Section  13.  Compensation.  Any  trustee,  whether or not he is a salaried officer or  employee  of the trust,  may be  compensated  for his  services as a trustee or as a member of a committee of  trustees,  or as chairman of the Board or  chairman  of a  committee  by  fixed  or  periodic  payments  or by fees for attendance  at  meetings  or by both,  and in  addition  may be  reimbursed  for transportation  and other expenses,  all in such manner and amounts as the Board of Trustees may from time to time determine.

     Section 14. Removal.  The shareholders of this trust may remove any trustee with or without  cause by the  affirmative  vote of a majority  of all the votes entitled to be cast for the election of trustees.

                                   ARTICLE IV

                                     NOTICES

     Section 1. Form.  Notices to shareholders shall be in writing and delivered personally or mailed to the  shareholders  at their  addresses  appearing on the books of the trust.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to  trustees  need not state the  purpose of a regular or special meeting.

     Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of shareholders, trustees or committee is required to be given under the provisions  of  Missouri  law or  under  the  provisions  of the  Agreement  and
Declaration  of Trust or these By-laws,  a waiver thereof in writing,  signed by the person or persons  entitled to such notice and filed with the records of the meeting,  whether before or after the holding thereof,  or actual  attendance at the meeting of shareholders in person or by proxy, or at the meeting of trustees or committee in person,  shall be deemed equivalent to the giving of such notice to such persons.

                                    ARTICLE V

                                    OFFICERS

     Section  1.  Officers  of the Trust.  The  officers  of the trust  shall be elected by the Board of Trustees and shall  include a president,  who shall be a trustee,  a secretary  and a treasurer.  The Board of Trustees may, from time to time,  elect or appoint a  controller,  one or more  vice-presidents,  assistant secretaries and assistant treasurers. The president shall preside at meetings of the Board of Trustees, unless the Board of Trustees, at its discretion, elects a chairman of the Board to preside at such  meetings.  In addition,  such chairman shall perform and execute such executive and administrative duties and have such powers as the Board of  Trustees  may from time to time  prescribe.  Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify  any  instrument  in more than one  capacity,  if such  instrument  is required by law, the Agreement and  Declaration  of Trust or these By-laws to be executed, acknowledged or verified by two or more officers.

     Section 2. Election.  The Board of Trustees at its first meeting after each annual  meeting of  shareholders  shall  choose a president,  a secretary  and a treasurer.

     Section 3. Compensation. The salaries or other compensation of all officers and agents of the trust paid  directly  by the trust shall be fixed by the Board of  Trustees,  except that the Board of Trustees  may  delegate to any person or group of persons the power to fix such salaries or other compensation.

     Section 4.  Tenure.  The officers of the trust shall serve for one year and until the successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Trustees whenever,  in its judgment,  the best interests of the trust will be served  thereby.  Any vacancy occurring in any office of the trust by death, resignation, removal or otherwise shall be filled by the Board of Trustees.

     Section  5.  President.  The  president,  unless the  chairman  has been so designated,  shall be the chief executive officer of the trust. He shall preside at all meetings of the  shareholders  and trustees and shall see that all orders and  resolutions of the Board are carried into effect.  The president shall also be the chief  administrative  officer of the trust and shall  perform such other duties and have such other powers as the Board of Trustees may from time to time prescribe.

     Section  6.  Vice-Presidents.  The  vice-presidents,  in the order of their seniority,  shall in the absence or  disability  of the  president,  perform the duties and exercise  the powers of the  president  and shall  perform such other duties as the Board of Trustees may from time to time prescribe.

     Section 7. Secretary.  The secretary shall attend all meetings of the Board of Trustees and all meetings of the  shareholders and record all the proceedings thereof and shall perform like duties for any committee  when  required.  In the absence of the secretary or an assistant secretary, proceedings of such meetings shall be recorded by a person selected by the chairman of the meeting.  He shall give, or cause to be given,  notice of meetings of the  shareholders  and of the
Board of Trustees,  and shall  perform such other duties as may be prescribed by the Board of Trustees or president, under whose supervision he shall be.

     Section 8. Assistant Secretaries.  The assistant  secretaries,  in order of their  seniority,  shall in the absence or disability of the secretary,  perform the duties and exercise the powers of the secretary and shall perform such other duties as the Board of Trustees shall prescribe.

     Section 9.  Treasurer.  The treasurer,  unless another  officer has been so designated,  shall be the chief  financial  officer  of the  trust.  He shall be responsible  for the  maintenance of its accounting  records and shall render to the Board of Trustees, at its regular meetings, or when the Board of Trustees so requires,  an account of all the trust's financial  transactions and a report of the financial condition of the trust.

     Section  10.   Controller.   The  controller  shall  be  under  the  direct
supervision of the treasurer.  He shall maintain adequate records of all assets, liabilities  and  transactions  of the trust,  establish  and maintain  internal accounting  control and, in cooperation with the independent  public accountants selected by the Board of Trustees,  shall supervise internal auditing.  He shall have such further  powers and duties as may be  conferred  upon him from time to time by the president or the Board of Trustees.

     Section 11. Assistant Treasurers. The assistant treasurers, in the order of their  seniority,  shall in the absence or disability of the treasurer,  perform the duties and exercise the powers of the treasurer and shall perform such other duties  as the  president  or the  Board  of  Trustees  may  from  time  to time prescribe.

     Section 12.  Other  Officers.  The Board of Trustees  from time to time may appoint  such other  officers and agents as it shall deem  advisable,  who shall hold their  offices  for such terms and shall  exercise  such powers and perform such duties as shall be  determined  from time to time by the Board of Trustees.
The Board of Trustees  from time to time may delegate to one or more officers or agents the power to appoint  any such  subordinate  officers  or agents,  except assistant  treasurers and to prescribe the respective  rights,  terms of office, authorities and duties.

                                   ARTICLE VI

                                 NET ASSET VALUE

     The net asset value per share of beneficial  interest of the trust shall be determined at least once each day at the close of business on the New York Stock
Exchange on each day the New York Stock Exchange is open for trading.  Net asset value shall be calculated by adding the value of all securities and other assets of the Fund,  deducting  its  liabilities  and  dividing by the number of shares outstanding.

                                   ARTICLE VII

                             INVESTMENT RESTRICTIONS

     The following investment  restriction cannot be changed without the consent of the  holders of a majority of the trust's  outstanding  shares of  beneficial interest; the trust shall not:

(1)  purchase  any  investment  security  for credit or on margin,  except  such short-term  credits as are  necessary  for the  clearance of  transactions;  (2)
participate on a joint or a  joint-and-several  basis in any trading  account in securities; (3) sell any securities short; (4) borrow money, securities or other property  in any event or for any  purpose  whatsoever,  or issue  any  security senior  to the  shares  authorized  by the  Trust  Indenture;  (5)  lend  money, securities  or other  assets of the Trust for any purpose  whatsoever,  provided however,  that the acquisition of any publicly distributed  securities shall not be  held  or  construed  to be the  making  of a  loan;  (6)  mortgage,  pledge, hypothecate or encumber in any manner  whatsoever  any investment  securities at any time  owned or held by the  Trust;  (7)  underwrite  or  participate  in the underwriting  of  any  securities;  (8)  purchase  shares  of  other  investment companies except in the open market at ordinary broker's  commission or pursuant to a plan of merger or  consolidation;  (9) acquire any  security  issued by any issuer in which an officer,  director or stockholder of such issuer is a Trustee of the Trust or an officer or director of a principal underwriter (as defined in the  Investment  Company Act of 1940) if after the purchase of such security one or more of the Trustees owns  beneficially  more than one-half  (1/2) of one per centum (1%) of the capital stock of such issuer and such  Trustees  together own beneficially more than five per centum (5%) of the capital stock of such issuer;
(10) acquire any security of another issuer if immediately after and as a result of such  acquisition  the market value of such  securities  of such other issuer shall exceed five per centum (5%) of the market value of the total assets of the
Trust or the Trust shall own more than ten per centum  (10%) of the  outstanding voting securities of such issuer.  This restriction does not apply to securities issued by the United States or any state, county, or municipality  thereof; (11)
invest more than 25% of the value of its assets in any one industry; (12) engage in the purchase or sale of real estate or commodities;  (13) invest in companies for  the  purpose  of  exercising  control  of  management;  (14)  purchase  any securities  which  are  subject  to legal  or  contractual  restrictions,  i.e., restricted securities which may not be distributed publicly without registration under the Securities Act of 1933.

                                  ARTICLE VIII

                               OTHER RESTRICTIONS

     Section  1.  Dealings.  The  officers  and  trustees  of the  trust and its investment  adviser  shall have no  dealings  for or on behalf of the trust with themselves as principal or agent, or with any corporation,  partnership,  trust, joint venture or association in which they have a financial  interest,  provided that this section shall not prevent:

     (A)  Officers or trustees of the trust from having a financial  interest in the trust, in any sponsor, manager, investment adviser or promoter of the trust, or in any underwriter or securities issued by the trust.

     (B) The purchase of securities  for the portfolio of the trust,  or sale of securities  owned by the trust through a security  dealer,  one or more of whose partners,  officers,  directors or security  holders is an officer or trustee of the trust,  provided such transactions are handled in a brokerage capacity only, and provided  commissions  charged do not exceed customary brokerage charges for such services.

     (C)  The  employment  of any  legal  counsel,  registrar,  transfer  agent, dividend  disbursing agent or custodian having a partner,  officer,  director or security  holder  who is an officer  or  trustee  of the  trust;  provided  only customary  fees are charged for  services  rendered to or for the benefit of the trust.

     (D) The purchase for the portfolio of the trust of securities  issued by an issuer  having an  officer,  director  or  security  holder who is an officer or trustee of the trust or of any  manager of the trust,  unless the  retention  of such  securities in the portfolio of the trust would otherwise be a violation of these By-laws or the Agreement and Declaration of Trust of the trust.

                                   ARTICLE IX

                          SHARES OF BENEFICIAL INTEREST

     Section 1. Certificates.  The ownership of shares of beneficial interest of the trust  shall be recorded on the books of the trust kept by the trust or by a transfer  or  similar  agent for the  trust,  which  books  shall be  maintained separately  for the  shares  of each  series  and  class  thereof  that has been established and designated.  No certificates  certifying the ownership of shares shall be issued  except as the Board of Trustees may  otherwise  determine  from time to time.  The Board of Trustees may make such rules not  inconsistent  with the provisions of the 1940 Act as they consider  appropriate for the issuance of share  certificates  (including  imposing a nominal fee to shareholders to cover the cost of printing any certificate  provided),  the transfer of shares of each series or class and similar  matters.  The record  books of the trust as kept by the  trust or any  transfer  or  similar  agent,  as the  case may be,  shall be conclusive as to who are the shareholders of each series or class thereof and as to the number of shares of each series or class  thereof  held from time to time by each shareholder.

     Section 2.  Signature.  When a certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the trust and a registrar, the signature of any such president, vice-president, treasurer, assistant treasurer,  secretary or assistant secretary may be facsimile. In case any officer who has signed any certificate  ceases to be an officer of the trust before the certificate is issued,  the certificate may nevertheless be issued by the trust  with the same  effect  as if the  officer  had not  ceased to be such officer as of the date of its issue.

     Section 3. Recording and Transfer Without Certificates. Notwithstanding the
foregoing  provisions  of this  article,  the trust  shall  have  full  power to participate in any program  approved by the Board of Trustees  providing for the recording and transfer of ownership of shares of the trust's beneficial interest by electronic or other means without the issuance of certificates.

     Section  4. Lost  Certificates.  The  Board of  Trustees  may  direct a new certificate  or  certificates  to be  issued  in  place  of any  certificate  or certificates  theretofore issued by the trust alleged to have been stolen,  lost or  destroyed,  upon the  making  of an  affidavit  of that  fact by the  person claiming the certificate of beneficial interest to be stolen, lost or destroyed,
or  upon  other  satisfactory  evidence  of  such  loss  or  destruction.   When
authorizing  such issuance of a new  certificate or  certificates,  the Board of
Trustees  may, in its  discretion  and as a condition  precedent to the issuance thereof,  require the owner of such  stolen,  lost or destroyed  certificate  or certificates,  or his legal  representative to advertise the same in such manner as it shall require and to give the trust a bond with sufficient  surety, to the trust to  indemnify  it against  any loss or claim that may be made by reason of the issuance of a new certificate.

     Section  5.  Registered  Shareholders.  The  trust  shall  be  entitled  to recognize the exclusive  right of a person  registered on its books as the owner of shares to  receive  dividends,  and to vote as such  owner,  and shall not be bound to recognize  any equitable or other claim to or interest in such share or shares on the part of any other person,  whether or not it shall have express or other notice thereof, except, as otherwise provided by the laws of Missouri.

     Section 6.  Transfer  Agents and  Registrars.  The trust may act as its own transfer agent and/or registrar,  or it may delegate those duties to others. The
Board of  Trustees  may from time to time,  appoint  or remove  transfer  agents and/or  registrars  of shares of  beneficial  interest of the trust,  and it may appoint  the same person as both  transfer  agent and  registrar.  Upon any such appointment  being  made all  certificates  representing  shares  of  beneficial interest thereafter issued shall be countersigned by one of such transfer agents or by one of such  registrars  or by both  and  shall  not be  valid  unless  so countersigned.  If the same person shall be both transfer  agent and  registrar, only countersignature by such person shall be required.

     Section 7. Share Ledger.  The trust shall maintain an original share ledger containing the names and addresses of all  shareholders and the number and class of shares held by each shareholder.  Such share ledger may be in written form or any other form capable of being  converted into written form within a reasonable time for visual inspection.

     Section 8.  Transfers  of Shares.  The trust shall  transfer  or  otherwise change the registration of its issued and outstanding shares in its share ledger upon receipt of an  authorization  in a form proper and  acceptable to it or its duly appointed  agent.  To the extent such shares are evidenced by a certificate or certificates,  the surrender of such certificate  properly  endorsed shall be required where  necessary.  Upon receipt of the transfer  instructions in proper order by the trust, the trust shall change its share ledger records  accordingly and record the transaction upon its books.

                                    ARTICLE X

                               GENERAL PROVISIONS

     Section 1.  Dividends.  With  respect to dividends  (including  "dividends"
designated as "short" or "long" term "capital  gains"  distributions  to satisfy requirements of the Investment Company Act of 1940, as amended,  or the Internal
Revenue Code of 1954, as amended from time to time):

     (A)  Such  dividends,   at  the  election  of  the  shareholders,   may  be
automatically  reinvested  in additional  shares (or  fractions  thereof) of the trust at the "net asset value"  determined on the reinvestment date fixed by the
Board of Trustees.

     (B) The Board of Trustees in declaring any dividend,  may fix a record date not earlier than the date of  declaration or more than 40 days prior to the date of payment, as of which the shareholders entitled to receive such dividend shall be determined, notwithstanding any transfer or the repurchase or issue (or sale)
of any shares after such record date.

     (C) Dividends or  distributions  on shares of beneficial  interest  whether payable  in  shares or cash,  shall be paid out of  earnings,  surplus  or other lawfully available assets; provided that no dividend payment, or distribution in the nature of a dividend  payment,  may be made wholly or partly from any source other than accumulated,  undistributed net income, determined in accordance with good accounting  practice,  and not including  profits or losses realized in the sale of securities or other properties,  unless such payment is accompanied by a written statement  clearly  indicating what portion of such payment per share is made from the following sources:

          (i) accumulated or undistributed  net income not including  profits or losses from the sale of securities or other properties;

          (ii) accumulated undistributed net profits from the sale of securities or other properties;

          (iii) net  profits  from the sale of  securities  or other  properties during the then current fiscal year; and

          (iv) paid-in surplus or other capital source.

     (D) In  declaring  dividends  and in  recognition  that the one goal of the trust is to qualify  as a  "regulated  investment  company"  under the  Internal
Revenue  Code of 1954,  as amended,  the Board of Trustees  shall be entitled to rely upon  estimates  made in the last two months of the  fiscal  year as to the amounts of distribution  necessary for this purpose;  and the Board of Trustees,
acting   consistently  with  good  accounting  practice  and  with  the  express provisions of these By-laws,  may credit  receipts and charge payments to income or otherwise, as it may seem proper.

     (E)  Any  dividends  declared,   except  as  aforesaid,   shall  be  deemed
liquidating  dividends  and the  shareholders  shall be so  informed to whatever extent may be  required  by law.  A notice  that  dividends  have been paid from paid-in surplus, or a notice that dividends have been paid from paid-in capital, shall be deemed to be a sufficient notice that the same constitutes  liquidating dividends.

     (F) Anything in these By-laws to the contrary notwithstanding, the Board of
Trustees may at any time declare and distribute pro rata among the  shareholders of a record date fixed as above, a "share dividend" out of either authorized but unissued, or treasury shares of the trust, or both.

     Section 2. Rights in  Securities.  The Board of Trustees,  on behalf of the trust,  shall have the  authority  to exercise all of the rights of the trust as owners of any securities which might be exercised by any individual  owning such securities in his own right; including but not limited to, the rights to vote by proxy for any and all purposes  (including the right to authorize any officer of the manager to execute  proxies),  to consent to the  reorganization,  merger or consolidation of any company or to consent to the sale, lease or mortgage of all or substantially all of the property and assets of any company;  and to exchange any of the shares of stock of any  company for shares of stock  issued  therefor upon any such reorganization, merger, consolidation, sale, lease or mortgage.

     Section  3.   Custodianship.   Securities  owned  by  the  trust  and  cash
representing (A) the proceeds from sales of securities owned by the trust and of shares issued by the trust,  (B) payments of principal upon securities  owned by the trust, or (C) capital  distributions  in respect of securities  owned by the trust shall be held by one or more  custodians,  as permitted by the  Investment
Company Act of 1940, as amended,  to be selected by the Board of Trustees.  Each bank  and/or  trust  company  selected  as a custodian  shall be  organized  and existing  under a state banking and/or trust company law, or shall be a national banking association  incorporated under the laws of the United States of America and qualified to act as a trust  company,  and shall have an aggregate  capital, surplus and undivided profits of not less than $2,000,000.  Each custodian shall enter  into an  agreement  with  the  trust  to  serve  as a  custodian  of such securities  and cash on terms  consistent  with the provisions of these By-laws.
From the time any such trust company,  banking  association or other permissible entity becomes a custodian of such securities and cash, it shall:

     (A)  Deliver  securities  owned  by the  trust,  only  upon  sale  of  such securities  for the account of the trust and receipt of payment  therefor by the custodian, or when such securities may be called, redeemed, retired or otherwise become payable, provided that this provision shall not prevent:

          (i) Delivery of securities  for  examination to the broker selling the same,  in  accordance  with the  "street  delivery"  custom,  whereby  such securities are delivered to such broker in exchange for a delivery  receipt exchanged  on the same day for an  uncertified  check of such  broker to be presented on the same day for certification.

          (ii)  Delivery  of  securities  of an  issuer in  exchange  for or for conversion  into,  other  securities  alone, or cash and other  securities,
     pursuant   to  any   plan   or   merger,   consolidation,   reorganization,
     recapitalization  or  readjustment  of the securities of such issuer or for deposit with a reorganization  committee or protective committee,  pursuant to a deposit agreement.

          (iii) The  conversion  by the  custodian  of  securities  owned by the trust, pursuant to the provisions of such securities into other securities.

          (iv) The  surrender by the  custodian  of warrants,  rights or similar securities  owned by the trust in the exercise of such warrants,  rights or similar  securities,  or the  surrender  of interim  receipts or  temporary securities for definitive securities.

          (v) The delivery of securities as collateral on borrowing  affected by the trust, subject to the limitations of Article VII of these By-laws.

          (vi) The delivery of securities  owned by the trust,  as a complete or partial redemption in kind of securities issued by the trust.

     (B) Deliver funds on the trust only upon the purchase of securities for the portfolio of the trust,  and the delivery of such  securities to the  custodian;
provided always,  that such limitation shall not prevent the release of funds by the  custodian  for  redemption  of shares  issued by the trust,  for payment of interest, dividend disbursements,  taxes, management fees, custodian fees, other operating expenses properly  authorized by an officer or officers as required by the custodian  agreement,  payments in connection with  conversion,  exchange or surrender of securities owned by the trust (as set forth in Subsection A of this
Section) and for  organizational  and such other  obligations as approved by the
Board of Trustees certified in writing.

     (C) Upon the  resignation or inability of a custodian to serve as custodian of the assets of the  trust,  the trust  shall use its best  efforts to obtain a successor custodian,  to require that the cash and securities owned by the trust be delivered directly to such successor custodian and, in the event that no such successor  can be  found,  to submit to the  shareholders  -- before  permitting delivery of the cash and  securities  owned by the trust to anyone  other than a successor  custodian -- the question of whether the trust shall be liquidated or shall function without such custodian.

     (D) Nothing  hereinbefore  contained  shall prevent any such custodian from
delivering   assets  of  the  trust  to  a   successor   custodian   having  the
qualifications hereinabove prescribed.

     (E) No  trustees,  officers,  employees  or agents  of the  trust  shall be authorized or permitted to withdraw any assets held by the custodian,  except as permitted in this Article X and in the Custodian Agreement.  Directions, notices or  instructions  to the  custodian,  with  respect to delivery  of  securities, payment of cash or otherwise,  shall be given by such officer or officers and/or such person or persons,  and in such  manner,  as the Board of Trustees may from time to time designate.

     Section 4. Reports. The trust shall transmit to the shareholders,  at least semiannually,  a report of the  operations of the trust based at least  annually upon an audit by independent public  accountants.  Said report shall clearly set forth the  information  customarily  furnished in a balance sheet and profit and loss  statement,  and in  addition,  shall  clearly set forth a statement of all amounts paid directly to securities  dealers,  legal counsel,  transfer  agents, disbursing agents,  registrars,  custodians or trustees, where such payments are made to a firm, corporation,  bank or trust company having an officer,  director or partner who is also an officer or trustee of this trust. A copy or copies, of all reports  submitted to the  shareholders of this trust shall also be sent, as required  to the  regulatory  agencies  of the United  States of America and the states in which the securities of this trust are registered and sold.

     Section 5. Bonding of Officers and Employees. All officers and employees of the trust shall be bonded to such extent, and in such manner, as may be required by law.

                                   ARTICLE XI

                                   AMENDMENTS

These  By-laws may be altered,  amended,  repealed or restated at any regular or special  meeting  of the Board of  Trustees,  provided  that the  provisions  of
Article  VII may not be  altered,  amended,  repealed  or  restated  without the consent  of a  majority  of the  holders of the  trust's  outstanding  shares of beneficial  interest  (as  defined in the  Investment  Company  Act of 1940,  as amended,  and the  trust's  Agreement  and  Declaration  of Trust) and  provided further  that the right of the Board of  Trustees  to  alter,  amend,  repeal or restate and the  procedures  therefor meet the  requirements  of the  Investment
Company Act of 1940, as amended, if any.